Exhibit 99.1

AREP

Contact:	Andrew Skobe
Treasurer
(212) 702-4300

FOR IMMEDIATE RELEASE

AMERICAN REAL ESTATE PARTNERS, L.P.
ANNOUNCES PAYMENT DATE FOR $0.10 PER UNIT QUARTERLY DISTRIBUTION

New York, New York, November 15, 2006 - American Real Estate Partners, L.P. (“AREP”) (NYSE:ACP). On November 9, AREP announced that the Board of Directors approved payment of a quarterly cash distribution of $0.10 per unit on its depositary units. AREP announced today that the distribution will be payable on December 7, 2006 to depositary unitholders of record at the close of business on November 27, 2006.

AREP, a master limited partnership, is a diversified holding company engaged in a variety of businesses. AREP’s businesses currently include Gaming; Real Estate; and Home Fashion.

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of AREP and its subsidiaries. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

767 Fifth Avenue, New York, New York 10153 - Telephone (212) 702-4300 Fax (212) 750-5841

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